UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2019

CENTRAL FEDERAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-55553	47-4884908
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

210 West 10th Street, Rolla, Missouri 65401

(Address of principal executive offices) (Zip Code)

(573) 364-1024

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On April 25, 2019, Central Federal Bancshares, Inc. (the “Company”) issued a press release announcing the completion of $1,089,616.72 in repurchases of its common stock under the stock repurchase program announced on November 27, 2018, which authorized the Company to buy back up to 80,296 shares of its common stock. The April 25, 2019 announcement states that the Company completed repurchase of all 80,296 shares authorized under the above-described repurchase program at a weighted average price of $13.57. The repurchase was completed as of April 19, 2019, at which time there were 1,585,420 shares of the Company’s common stock outstanding.

Additionally, the Company wishes to clarify the beneficial ownership information of Maltese Capital Management LLC, Maltese Capital Holdings, LLC, Malta Hedge Fund II, L.P., and Terry Maltese (collectively, the “Maltese Group”) disclosed in the Company’s 2019 Proxy Statement, which was filed on Form DEF 14A with the Securities and Exchange Commission on April 12, 2019. As of the record date established for the Company’s 2019 Annual Shareholder Meeting (March 29, 2019), the Maltese Group beneficially owned in the aggregate a total of 161,400 shares of Company common stock. Also, the Company has been advised by the Maltese Group that as of April 24, 2019, the Maltese Group beneficially owned in the aggregate 158,300 shares of Company common stock.

A copy of the press release dated April 25, 2019 announcing the Company’s completion of the above-described stock repurchase program is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits:

Exhibit No.	Exhibit Description
99.1	Press release dated April 25, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTRAL FEDERAL BANCSHARES, INC.

Date: April 25, 2019	By:	/s/ William A Stoltz
William A. Stoltz
President and Chief Executive Officer